SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement      |_| Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Mid-Atlantic Realty Trust
                            -------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)      Title of each class of securities to which transaction applies: N/A

   (2)      Aggregate number of securities to which transaction applies: N/A

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

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   |_| Check  box  if  any  part  of  the fee is offset as  provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount previously paid:
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   (4)      Date Filed:

                            MID-ATLANTIC REALTY TRUST
                        170 West Ridgely Road, Suite 300
                           Lutherville, Maryland 21093


--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


--------------------------------------------------------------------------------


                                                                 March 30, 1999


To the Shareholders of Mid-Atlantic Realty Trust:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MID-ATLANTIC REALTY TRUST ("MART") will be held at the Renaissance Harborplace Hotel in Baltimore, Maryland on May 14, 1999, at 11:00 a.m., prevailing local time, for the following purposes:

1. To elect eight Trustees to serve for the ensuing year and until the election and qualification of their successors;

2. To consider and vote upon the selection of independent certified public accountants to audit the books and accounts of MART for calendar year 1999; and

3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         Only the shareholders of record of MART at the close of business on March 19, 1999 will be entitled to notice of and to vote at the meeting.

         By Order of the Board of Trustees,

                                                   PAUL F. ROBINSON
                                                   Secretary

                       IMPORTANT - YOUR PROXY IS ENCLOSED

         Shareholders who do not plan to attend the meeting are requested to complete, date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                            MID-ATLANTIC REALTY TRUST
                        170 West Ridgely Road, Suite 300
                           Lutherville, Maryland 21093
                                 (410) 684-2000



                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Trustees of MID-ATLANTIC REALTY TRUST ("MART") in connection with the Annual Meeting of the Shareholders of MART to be held on May 14, 1999, and any adjournments or postponements thereof. The approximate date this Proxy Statement and proxy are being sent to shareholders is March 30, 1999. The proxy is revocable at any time before exercise by written notice to Paul F. Robinson, Secretary of MART, at the principal office of MART.

         Only holders of record of MART's common shares of beneficial interest, par value $.01 per share (the "Shares"), at the close of business on March 19, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 14,361,858 Shares were outstanding and entitled to vote at the meeting, with each Share entitled to one vote.

                              BENEFICIAL OWNERSHIP

         The following table reflects the names and addresses of the only persons known to MART to be the beneficial owners of 5% or more of the Shares. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act requires inclusion of Shares that may be acquired within 60 days, such as upon the conversion of MART's Convertible Debentures held by each such person (assuming those Debentures and no other Debentures are converted). The following information is based on data contained in Schedules 13G filed with the Securities and Exchange Commission:

        Name and Address                 Shares Beneficially          Percent
      of Beneficial Owner                      Owned                 of Class
      -------------------                      -----                 --------

Morgan Stanley Dean Witter & Co.                826,847                 5.8%
1585 Broadway
New York, New York 10036

Palisade Capital Management                   1,449,027                 9.9%
1 Bridge Plaza
Fort Lee, New Jersey  07024


                              ELECTION OF TRUSTEES

         A Board of Trustees of eight persons is to be elected by the shareholders. All of the nominees will be elected as Trustees to serve until the 2000 Annual Meeting of Shareholders and until their respective successors have been elected and qualify. Under MART's Declaration of Trust and Maryland law, Trustees are elected by a plurality vote, which means the affirmative vote of holders of a majority of the Shares present (in person or by proxy) and voted at the meeting. Consequently, withholding of votes, abstentions and broker non-votes will have no effect on the outcome of this vote.

         Unless authority to vote is withheld, the enclosed proxy will be voted in favor of the election as Trustees of the following nominees. The Board of Trustees does not know of any nominee who will be unable to serve, but if any of them becomes unable to serve, the proxies may be voted with discretionary authority for the election of other persons as Trustees.




                                               Principal Occupation                                     Trustee
Name                                        During the Last Five Years                          Age     Since
----                                        --------------------------                          ---     -----

David F. Benson.............    President of Meditrust (a publicly owned real estate             50      1993
                                investment trust)

Marc P. Blum ...............    Chief Executive Officer of World Total Return Fund               56      1993
                                Limited   Partnership  and  U.S.A.  Fund   Limited
                                Partnership  (private  investment funds); Chief
                                Executive Officer of Coles Colonial Limited Partnership
                                (operator of Drexel-Heritage furniture stores); Of
                                Counsel to Gordon, Feinblatt,  Rothman, Hoffberger &
                                Hollander, LLC

Robert A. Frank ............    Executive Vice President, Director of Research and Co-           49      1993
                                Head of Capital  Markets  of Legg Mason Wood  Walker,
                                Inc.  (a  publicly  owned investment banking firm) from
                                September,  1996; Prior thereto, Managing Director and
                                Group Head of the  Real  Estate  Securities  Research
                                Department of Alex. Brown & Sons  Incorporated  (a
                                publicly  owned  investment  banking  firm now known as
                                BT Alex Brown)

LeRoy E. Hoffberger ........    Chairman of the Board of MART; President of CPC, Inc.            73      1993
                                (real estate investments); Vice President of Merchants
                                Terminal Corp. (warehouse company); Of Counsel to
                                Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC

F. Patrick Hughes ..........    President and Chief Executive Officer of MART                    51      1993

M. Ronald Lipman ...........    Member - Lipman, Frizzell & Mitchell, L.L.C. (real estate        60      1993
                                consultants)

Jack H. Pechter.............    Deputy Chairman of the Board; Chairman of Tri-Star               63      1997
                                Management (private real estate owners and developers)

Daniel S. Stone ............    President of Stone & Associates, Inc. (real estate developers    54      1993
                                and consultants)

         Messrs. Blum and Hoffberger are also directors of nine funds in the Davis Fund complex, which are investment companies registered under the Investment Company Act of 1940. Mr. Benson is also a trustee of Meditrust, a public real estate investment trust.

         In 1998, the Board of Trustees held eight meetings. During that year, each Trustee attended, in the aggregate, at least 75% of the meetings of the Board of Trustees and committees on which he served.

Committees of the Board of Trustees

         The Board of Trustees has an Executive Compensation Committee, an Audit Committee, an Investment Committee and a Nominating Committee.

         The Audit Committee consists of Messrs. Blum, Frank and Lipman and recommends to the Board the selection of the independent public accountants, reviews with such accountants and management financial statements, other results of the audit, and internal accounting procedures and controls. The Audit Committee also reviews and considers proposed related party transactions, if any. The Audit Committee held three meetings in 1998.

         The Executive Compensation Committee consists of Messrs. Benson, Blum, Frank, and Pechter and makes recommendations to the Board regarding compensation of Trustees and executive officers, executive compensation generally, and benefit plans for management to be considered by the Board. The Executive Compensation Committee held two meetings in 1998.

         The Investment Committee consists of Messrs. Lipman, Pechter, Stone and Hoffberger, with Mr. Hughes serving as a member ex officio. The Investment Committee, which held five meetings in 1998, reviews the performance of MART's properties and evaluates redevelopment and acquisition opportunities.

         The Nominating Committee, which consists of Messrs. Blum, Benson and Stone, makes recommendations regarding nominations for Trustees and officers. The Nominating Committee would consider nominees recommended by shareholders upon timely written notice given to MART. The time period during which this notice must be given is specified at the end of this proxy statement under the caption "Submission of Shareholder Proposals to be Considered at the May 2000 Annual Meeting." The Nominating Committee held one meeting in 1998.

Trustee Compensation

         MART paid its Trustees (other than Mr. Hughes, who is employed as President and Chief Executive Officer of MART) a retainer of $12,000 per annum, $1,000 per meeting for each Board and committee meeting attended in person, and $500 for meetings attended by telephone. In lieu of cash, Trustees have the option of taking their fees in MART Shares.

         Under MART's 1995 Stock Option Plan, each person serving as a Trustee on November 14, 1997 who was not an employee of MART was granted an option to purchase 10,000 Shares at a price of $13.375 per Share, the market price of the Shares on the date the option was granted. The options are exercisable in increments of 3,333 Shares annually on November 14, 1997, 1998 and 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires that MART's Trustees and executive officers and each person who owns more than 10% of MART's Shares, file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To MART's knowledge, all reports required to be so filed by such persons have been filed on a timely basis. MART believes that all of its Trustees and executive officers, and all persons owning beneficially more than 10% of the Shares, complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 1998.

               INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT

         The following table reflects, as of the Record Date, the number of Shares owned by each Trustee and executive officer, each nominee to become a Trustee and by all Trustees and executive officers as a group. Share ownership of Trustees and executive officers is calculated in accordance with Regulation 13D under the Securities Exchange Act of 1934, which includes Shares that a person has the right to acquire within 60 days, including upon exercise of options and conversion of Debentures.

Name of                                     Shares                    Percent
Beneficial Owner                       Beneficially Owned (1)        of  Class
--------------------------            ------------------             ---------
David F. Benson                            24,776                      0.2%
Marc P. Blum                               68,458 (2)                  0.5%
Robert A. Frank                            25,832                      0.2%
LeRoy E. Hoffberger                       191,513 (3)                  1.3%
F. Patrick Hughes                         359,308                      2.5%
M. Ronald Lipman                           67,921                      0.5%
Jack H. Pechter                           196,232 (4)                  1.4%
Daniel S. Stone                            31,066                      0.2%
Paul F. Robinson                          216,133                      1.5%
All Trustees and Executive Officers
 as a Group (9 persons included)        1,181,239                      8.0%(5)
--------------------

(1) Includes 22,666 Shares, 22,666 Shares, 22,666 Shares, 42,666 Shares, 122,000 Shares, 18,666 Shares, 13,332 Shares, 22,666 Shares, and 76,534
        Shares subject to immediately exercisable options granted pursuant to the Company's 1993 Omnibus Share Plan and the 1995 Stock Option Plan to each of Messrs. Benson, Blum, Frank, Hoffberger, Hughes, Lipman, Pechter, Stone and Robinson, respectively.

(2) Includes 67,681 Shares held by World Total Return Fund Limited Partnership and by U.S.A. Fund Limited Partnership, investment funds of which Mr. Blum is the President and CEO of the General Partner and in which he holds a substantial interest.

(3) Excludes 134,624 Shares owned by the Hoffberger Foundation, Inc., a charitable foundation of which Mr. Hoffberger is an officer and director. The number of Shares in the above table includes 95,000 Shares owned by CPC, Inc., a corporation of which Mr. Hoffberger is a director, stockholder and executive officer and includes 2,517 Shares registered in the name of Mr. Hoffberger as co-trustee under a trust agreement.

(4) Includes 182,900 Shares held by the Pechter Family Limited Partnership and excludes 1,168,981 Shares issuable upon conversion into Shares of units of partnership interest in MART Limited Partnership by Mr. Pechter, his wife, the Pechter Family Limited Partnership and Tripec Associates Limited Partnership.

(5) The total of all Shares attributable to all Trustees, members of management and their respective affiliates (whether or not included in a Regulation 13D calculation), including Shares that may be acquired in the future pursuant to the exercise of outstanding options and the exchange of Units of MART Limited Partnership, represents approximately 14.8% of all outstanding Shares of MART.

                             EXECUTIVE COMPENSATION

        The following table reflects, with respect to the chief executive officer and each executive officer of MART whose annual compensation exceeded $100,000 in 1998, the aggregate amounts paid to or accrued for such officers as compensation in 1998, 1997 and 1996.

                           Summary Compensation Table
                                                                                Long Term Compensation
                                                                                ----------------------
                                        Annual Compensation                             Awards       Payouts
                                        -------------------                             ------       -------
    Name and                                                Other Annual           Restricted Stock   LTIP         All Other
Principal Position            Year     Salary    Bonus($)  Compensation($)(1)  Award($)(2)  Options   Payouts    Compensation($)(3)
------------------            ----     ------    --------  ------------        -----        -------   -------    ------------

F. Patrick Hughes            1998     $230,000      (4)     12,165              ---            ---      ---         807
  President and              1997     $210,000   105,000     7,800           2,675,000       75,000     ---         807
  Chief Executive Officer    1996     $200,000   100,000     2,800              ---            ---      ---         885


Paul F. Robinson             1998     $160,000      (4)      9,801              ---            ---      ---       1,264
  Executive Vice President,  1997     $140,000    70,000     6,874          1,783,329        50,000     ---       1,571
  Secretary, and             1996     $130,000    60,000    10,400              ---            ---      ---       1,230
  General Counsel


-------------------

(1) Consists of car allowance and amounts reimbursed under MART's executive medical reimbursement plan.

(2) Reflects grants of restricted stock that were made pursuant to the 1997 Restricted Share Plan adopted by the Board of Trustees on November 14, 1997. Pursuant to the plan, MART has reserved 400,000 Shares for issuance to Trustees, officers and employees, subject to certain restrictions and risk of forfeiture. Mr. Hughes and Mr. Robinson received grants of 200,000 and 133,333 Shares, respectively, valued at $13.375 per Share as of November 14, 1997, the date of grant. With respect to each grant, the Shares vested and/or vest as follows: 15% vested on January 1, 1998; 8.5% vested on January 1, 1999; 76.5% vest at a rate of 8.5% on each January 1 of 2000 through 2008. The Shares are subject to a risk of forfeiture in the event of termination of employment (other than in a change in control of MART), and are restricted as to transfer prior to vesting. Mr. Hughes and Mr. Robinson have the right to vote and receive dividends on the Shares. The value of all of the shares, vested and unvested, on December 31, 1998 was $2,462,500 for Mr. Hughes and $1,641,663 for Mr. Robinson.

(3) Consists of premiums paid by MART on term life insurance policies on the lives of Messrs. Hughes and Robinson which are payable to their respective heirs or estates.

(4) The sum of $277,327 was accrued by MART for company-wide bonuses for 1998; however, no bonus allocation has, as of the date of this proxy statement, been made for that fiscal year except as otherwise reflected in the table.

         The following table reflects certain information regarding options exercised during and held as of the end of the last fiscal year. No options were granted during the last fiscal year.



                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                 Number of Securities          Value of Unexercised
                                Underlying Unexercised         In-the-Money Options
                                   Options at FY End                 at FY End
                                   -----------------                 ---------
Name                          Exercisable/Unexercisable     Exercisable/Unexercisable
----                          -------------------------     -------------------------

F. Patrick Hughes                  $122,000/25,000                 $135,000/-0-
Paul F. Robinson                    $76,534/16,666                  $81,000/-0-

Executive Employment Agreements

         MART has Executive Employment Agreements ("Agreements") with F. Patrick Hughes and Paul F. Robinson. Under the Agreements, the annual base salary for each of Messrs. Hughes and Robinson for this last fiscal year was $230,000 and $160,000 respectively. The Agreements provide annual increases of at least one-half of the annual increase in the Consumer Price Index. The term of each Agreement is at all times two years. In the event of the termination of employment due to a change of control in MART, all compensation payable to the executive for the remainder of the employment period becomes immediately due and payable. At the election of the executive, such compensation may be payable in a lump sum, discounted to present value.

Compensation Committee Interlocks and Insider Participation

         The Executive Compensation Committee consists of Messrs. Benson, Blum, Frank, and Pechter. Mr. Blum and Mr. Hoffberger are of counsel to the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland, which is principal counsel to MART. During 1998, MART paid legal fees to that firm for services rendered in the amount of $321,393. In addition, Mr. Pechter was a principal owner of a portfolio of properties purchased by MART in 1997 pursuant to a Contribution Agreement dated April 1, 1997, among MART Limited Partnership (of which MART is the general partner) and the Pechter Group. Mr. Pechter has agreed to indemnify MART with respect to certain matters arising out of the Contribution Agreement.


                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         The compensation of members of management of MART is determined by the Board of Trustees based upon the recommendation of the Executive Compensation Committee (the "Committee"). The Committee is comprised of independent Trustees, who are responsible for developing and implementing a comprehensive compensation program for management.

         Compensation Philosophy. The philosophy of the Committee is to ensure that the interests of management and employees are identical to the interests of MART's owners - the shareholders. To that end, the Committee has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options and restricted stock grants which will reward management and employees for adding shareholder value. Base salary is established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses provide short-term rewards for current accomplishments. Incentive stock options and restricted stock grants provide management and employees with a long-term investment in MART, the value of which is dependent upon their success in maximizing shareholder value.

         The measure of performance for a real estate investment trust ("REIT") is funds from operations, because most of the funds from operations are distributed to shareholders as a dividend. To the extent management succeeds at increasing funds from operations and dividends, share prices and shareholder value should be increased. Creating long-term shareholder value, however, is not always consistent with increased short-term distributions. To properly reward management for achieving a well balanced result, the Committee believes that both short-term results as well as long-term values must be considered and separately recognized.

         The Committee also recognizes the individual functions of each employee and provides for individual goals to be attained by each person. While the favorable performance of MART as a whole is the basis for any reward, the performance by each employee is the most significant factor in determining awards. The compensation of Mr. Hughes as the chief executive officer of MART, however, is based upon the foregoing factors as well as the overall performance of MART and its management. As CEO, Mr. Hughes is responsible for the overall condition of the company and its resources, and his performance is evaluated by the Committee, in its discretion, on that basis as well as on objective criteria based on reaching certain financial and other benchmarks.

         Base Salary. Base salary for senior management for fiscal year 1998 was based upon salaries paid to such personnel in the preceding year, with appropriate adjustments. It is the intention of the Committee to review MART's executive compensation structure to insure that MART has the continued ability to attract and retain the high caliber executive talent. To that end, the Committee will take into account salaries of senior management of comparable companies within the REIT industry. The base salary for Mr. Hughes will be consistent with the base salaries of chief executive officers of peer companies.

         Incentive Bonuses. The Committee has implemented a discretionary cash bonus program for management and employees. The program makes available a cash bonus pool consisting of a percentage of the amount by which MART's funds from operations for the year exceeds a specified increase over the preceding year. The Committee has also adopted a bonus program for operating personnel for exceeding annual goals. For example, personnel engaged in development and redevelopment of properties would be rewarded for achieving returns at or above specified levels. Management personnel may participate in such bonus pools. The purpose of this program is to closely align the interests of management and employees with the interests of MART's shareholders on a year to year basis. The performance of the chief executive officer will also be tied to the overall performance of MART and its management.

         In 1997, the Committee implemented an annual cash bonus program potentially equal to 100% of base salary for senior management, consisting of Mr. Hughes, as Chief Executive Officer, and Mr. Robinson, as Executive Vice President. Under the program, cash incentive compensation equal to 50% of base salary is available upon attainment of certain objectives. The other half is payable in whole or in part at the discretion of the Committee for company performance including, among other things, achieving significant total return and/or for exceptional performance relating to development, redevelopment and acquisition criteria.

         Long-Term Incentive Compensation Plans. To promote the best long-term benefits to MART and its shareholders and to provide incentives for MART's Trustees, officers and employees, MART has a Restricted Share Plan, an Omnibus Share Plan and a Stock Option Plan.

         Restricted Share Plan. In 1997, the Committee recommended, and the Board of Trustees approved, a Restricted Share Plan. The Committee believes that the grant of restricted share awards ("Restricted Shares") provides a long-term incentive to such persons who contribute to the growth of MART and establishes a direct link between compensation and shareholder return. Shares awarded are subject to such terms, conditions and restrictions as may be determined by the Committee, subject to the provisions of the Restricted Share Plan. The restrictions may include stock transfer restrictions and forfeiture provisions designed to facilitate the achievement by participants of MART's Share ownership goals. The Committee may vary the grants of Restricted Shares based on a subjective assessment of MART's overall performance in relation to long-term goals and plans. In determining the individuals to whom awards will be made and the amounts of the grants, the Committee considers the relative position and responsibilities of each executive officer, past performance of each officer to MART, total shareholder return relative to peer companies, growth in funds from operations over time and a review of competitive compensation for executive officers of similar rank in peer companies. In 1997, Mr. Hughes received a grant of Restricted Shares in reward for his efforts since 1993 in the formation of MART and merger with BTR Realty, Inc., effecting a successful initial public offering, effecting a successful follow-on public offering in 1997, and achieving significant growth in MART from 1993-1997 including growth in asset size as well as funds from operations and significant total return. For more information relating to recent grants of Restricted Shares to executive officers, reference is made to the tables set forth in this proxy statement under the caption "Executive Compensation."

         Stock Option Plans. The Committee determines stock option grants under MART's Omnibus Share Plan and 1995 Stock Option Plan. The purpose of these plans is to provide equity-based incentive compensation based on the long-term appreciation in value of MART's Shares and to promote the interests of MART and its shareholders by encouraging greater management ownership of MART's Shares. Because the value of stock options granted to an executive is directly related to MART's success in enhancing its market value over time, the Committee feels that its stock option plans have been very effective in aligning the interests of management and shareholders.

         Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to MART's funds from operations. Options are also used to provide incentives to newly-promoted officers at the time they are asked to assume greater responsibilities. In evaluating option grants, the Committee considers prior grants and Shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The terms of the options, including vesting, exercisability and term, are determined by the Committee, subject to the provisions of the plans. Most of the awards granted or to be granted under these plans vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship with MART. Share options are typically granted at prevailing market price, and therefore will only have value if MART's Share price increases over the exercise price. The Committee believes that the opportunity to acquire a significant equity interest in MART is a strong motivation for executive officers to maximize long-term value for MART's shareholders and promotes longevity and retention of key employees. Effective November 14, 1997, the Omnibus Share Plan was amended to increase the aggregate number of Shares available under the plan by 1,025,000 Shares and to provide that the Omnibus Share Plan be amended from time to time so that the number of Shares that may be issued equals 7% of the outstanding shares of MART. The amendment affords MART the flexibility to make awards deemed necessary during the coming years.

         To keep the Omnibus Share Plan in line with benefits being provided by other companies, it was also amended to permit limited transferability of non-qualified stock options to the optionee's spouse, lineal ascendants, lineal descendants or to duly established trust for the benefit of one or more such individuals. The amendment also extended the exercise period upon the death or disability of a participant from 180 days to one year. The amendment clarified the terms under which incentive stock options may be granted and provided that the exercise price of an option may, in the discretion of the Committee, be less than 100% of the fair market value of the Shares on the date of grant. The Omnibus Share Plan was amended to provide that an optionee may require MART to withhold and deduct from the number of Shares deliverable upon exercise of an option a number of Shares having an aggregate fair market value equal to the amount of taxes and other charges that MART is obligated to withhold or deduct from the amount payable to the optionee. Although the Omnibus Share Plan has always permitted the award of stock bonuses, it now expressly provides for stock bonuses. The Omnibus Share Plan was also amended to delete the requirement that MART hold any certificates representing restricted stock granted to participants until the end of the restricted period.

         The Omnibus Share Plan was further amended to provide for accelerated vesting of awards in the event of an "Extraordinary Event" resulting in a change in control. An Extraordinary Event is defined as the commencement of a tender offer (other than by MART) for any Shares or a sale or transfer, in one or a series of transactions, of assets having a fair market value of 50% or more of the fair market value of all assets of MART, or a merger, consolidation or share exchange pursuant to which the Shares of MART are or may be exchanged for or converted into cash, property or securities of another issuer, or the liquidation of MART. Upon the occurrence of an Extraordinary Event, then (i) regardless of whether or not the award has vested or become fully exercisable, the award will immediately vest and become fully exercisable, and (ii) any restrictions or forfeiture conditions applicable to any other awards granted under the Omnibus Share Plan will lapse and terminate, any performance conditions imposed with respect to any such awards will be deemed to be fully achieved on and at all times after the Event Date, and such awards will be deemed fully vested without restriction from and after the Event Date. The
"Event  Date"  is the  date  of  the  commencement  of a  tender  offer,  if the
Extraordinary Event is a tender offer, and in the case of any other Extraordinary Event, the day proceeding the record date in respect of such Extraordinary Event, or if no record date is fixed, the day preceding the day as of which shareholders of record become entitled to the consideration payable in respect of such Extraordinary Event. Notwithstanding the foregoing, the immediate vesting of any award shall be conditioned upon the actual occurrence and completion of the Extraordinary Event.

         Awards under the Omnibus Share Plan and 1995 Stock Plan have been and will continue to be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of MART.

         The foregoing report is submitted by the following Trustees of MART, comprising all of the members of the Compensation Committee of the Board of Trustees.

                                         EXECUTIVE COMPENSATION COMMITTEE
                                         Robert A. Frank, Chairman
                                         David F. Benson
                                         Marc P. Blum
                                         Jack H. Pechter

                                PERFORMANCE GRAPH

         The following graph tracks the cumulative total return for MART for fiscal years 1994 through 1998, compared to the S&P 500 and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index. The cumulative total return represents stock price appreciation and assumes reinvestment of all dividends paid during the indicated period. The graph assumes an investment of $100 on January 1, 1994.

[GRAPHIC OMITTED]



















                                                                     Period Ending
                          ----------------------------------------------------------------------------------------------------
Index                         01/01/94        12/31/94        12/31/95        12/31/96          12/31/97         12/31/98
------------------------------------------------------------------------------------------------------------------------------
MART                             100            86.71          100.45          143.44            202.34           183.52

S&P 500                          100           102.89          141.39          173.86            231.88           298.15

EQUITY NAREIT                    100           100.22          115.52          156.26            187.91           155.03




              SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         On the recommendation of the Audit Committee, the Board of Trustees has selected KPMG LLP, independent certified public accountants, to audit the books and accounts of MART for calendar year 1999. The Board of Trustees considers such accountants to be well qualified and recommends a vote in favor of their selection.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         The Board of Trustees unanimously recommends that you vote FOR the appointment of KPMG LLP as independent certified public accountants.


              SUBMISSION OF SHAREHOLDER PROPOSALS TO BE CONSIDERED
                         AT THE MAY 2000 ANNUAL MEETING

         Any shareholder desiring to present a proposal to be included in the proxy statement and voted on by the shareholders at the Annual Meeting of Shareholders to be held in May 2000 must submit in writing proposals, including all supporting materials, to MART at its principal executive offices no later than December 1, 1999.

         Any shareholder desiring to present a proposal at the Annual Meeting of Shareholders to be held in May 2000 should notify MART in writing of the proposal, in reasonable detail, on or before December 1, 1999. If proper notice is not so given, MART may exercise its discretionary authority to vote its proxies with respect to the proposal in the manner it deems appropriate. Pursuant to the relevant rules under the Securities Exchange Act of 1934, MART may exercise discretionary authority to vote proxies on a matter not specifically reflected in the proxy statement unless it has received timely notice that a shareholder intends to present the matter at the meeting.

         The relevant date for notice purposes is specified in MART's bylaws, which require that a shareholder must notify MART of the intention to present any matter at the Annual Meeting of Shareholders not later than 120 days before the date on which MART first mailed its proxy materials for the prior year's Annual Meeting of Shareholders nor earlier than 150 days prior to such date. If such notice is given by that date, MART may describe the proposal in the proxy statement and thereby retain its discretionary authority to vote on the proposal.


                                  OTHER MATTERS

         The solicitation of proxies will be made by mail at MART's expense, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to shareholders.

         The Board of Trustees of MART is not aware of any other matter which may be presented for action at the meeting, but should any other matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

         Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                By Order of the Board of Trustees,

                                PAUL F. ROBINSON
                                Secretary

Dated:   March 30, 1999

                                      PROXY
                            MID-ATLANTIC REALTY TRUST
                        170 West Ridgely Road, Suite 300
                           Lutherville, Maryland 21093

         This Proxy is Solicited on Behalf of the Board of Trustees of Mid-Atlantic Realty Trust.

         The undersigned hereby appoints LeRoy E. Hoffberger, F. Patrick Hughes and Paul F. Robinson, and each of them, as proxies, each with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Renaissance Harborplace Hotel in Baltimore, Maryland on May 14, 1999 at 11:00 a.m., prevailing local time, and any adjournments thereof.

1.       ELECTION OF TRUSTEES:  FOR all nominees listed below          []
           (except as set forth to the contrary below)

         WITHHOLD AUTHORITY to vote for all nominees listed below      []

         David F. Benson, Marc P. Blum, Robert A. Frank, LeRoy E. Hoffberger, F. Patrick Hughes, M. Ronald Lipman, Jack H. Pechter, Daniel S. Stone

The terms of all Trustees expire at the next annual meeting at which their successors are elected and qualify.

(INSTRUCTION:  To withhold authority to vote for any individual  nominee,  write
that     nominee's      name     on     the     space      provided      below.)

     ----------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent certified public accountants of MART for the fiscal year ending December 31, 1999.

                  For  []           Against []     Abstain  []

3. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees and for Proposal No. 2.

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                         PLEASE MARK, SIGN, DATE AND MAIL THE
                                         CARD IN THE ENCLOSED ENVELOPE.

DATED: __________________________, 1999  Signature______________________________
DATED: __________________________, 1999  Signature______________________________


C76242.626 A
12:03/23/99